FIRST AMENDMENT TO

CERTIFICATE OF DESIGNATIONS,

PREFERENCES, AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK OF

SOMERSET INTERNATIONAL GROUP, INC.

Somerset International Group, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter the “Corporation”), DOES HEREBY CERTIFY as follows:

Pursuant to authority conferred upon the Board of Directors by the express terms of a duly filed Certificate of Designations setting forth the preferences and rights of the Series A Convertible Preferred Stock of the Corporation; and

The Corporation having received the written consents of the record owners of not less than fifty-one (51%) percent of the outstanding shares of Series A Redeemable Convertible Preferred Stock authorizing the changes to the Certificate of Designations as set forth in the a resolution which was duly adopted and made effective as of January 15, 2006, as follows:

RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation’s Certificate of Incorporation and in accordance with Paragraph 6 of the Certificate of Designations filed in the Office of the Delaware Secretary of State on March 11, 2005 (the “Certificate of Designations”), the following paragraphs of the said Certificate of Designations are amended to read as follows:

2. Dividends. Holders of shares of Series A Preferred Stock are entitled to receive, out of the assets or authorized capital stock of the Corporation legally available for the payment of dividends, dividends payable in cash or in kind. Dividends shall accrue at a rate equal to (a) at the rate of twelve cents ($.12) per share per annum. Accrued dividends shall be payable on each of the First Redemption Date and the Second Redemption Date defined in Section 5.1 below or on any Conditional Redemption Date defined in Section 5.2 below. Dividends upon the Series A Convertible Preferred Stock are cumulative and accrue from the date of original issue. Dividends shall cease to accrue upon the Conversion Date with respect to any shares of Series A Preferred Stock converted pursuant to Section 4 hereof, and all dividends accrued on such shares prior to the Conversion Date shall be payable at the times specified in the third sentence of this Section 2. No cash dividend may be declared and paid or set apart for payment upon the Corporation’s Common Stock until any accrued dividend on any outstanding shares of Series A Preferred Stock has been fully paid or declared and set apart for payment. Election by the Board of Directors to make payment in kind shall be deemed sufficient authorization for the issuance of such additional shares of Series A Preferred Stock as may be necessary to satisfy the dividend.

4.1              Conversion Rate and Other Definitions. The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

For purposes of this Certificate of Designations, the following terms shall have the following meanings:

“Conversion Amount” means, as to each share of Series A Preferred Stock, One Dollar ($1.00).

“Conversion Price” means ninety ($.90) cents, as adjusted from time to time in accordance with Section 4.5.

5.1        Scheduled Redemption. On January 15, 2007 (the “First Redemption Date”) the Corporation shall redeem 50% of the shares of Series A Preferred Stock then held by each Registered Holder. On July 15, 2007 (the “Second Redemption Date”), the Corporation shall redeem all shares of Series A Preferred Stock then outstanding.

FURTHER RESOLVED: In all other respects, the terms of the preferences, powers, designations and other special rights granted to the Series A Preferred Stock as set forth in the Certificate of Designations filed on March 11, 2005 shall remain unchanged and as then stated.

IN WITNESS WHEREOF, John X. Adiletta, President and Chief Executive Officer of the Corporation, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has signed this Amendment to Certificate of Designations as of this 15th day of January, 2006.

_______________________________
John X. Adiletta, CEO

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